As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Acasti Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec, Canada	98-1359336
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2572 boul. Daniel-Johnson, 2nd Floor Laval, Québec, Canada	H7T 2R3
(Address of Principal Executive Offices)	(Zip Code)

ACASTI PHARMA INC. STOCK OPTION PLAN

ACASTI PHARMA INC. EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Brian Ford

Chief Financial Officer

2572 boul. Daniel-Johnson, 2nd Floor

Laval, Québec, Canada

(Name and Address of Agent For Service)

(450) 686-4555

(Telephone Number, Including Area Code, of Agent For Service)

With Copies to:

Steven J. Abrams Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 (267) 675-4600	François Paradis Matthew Oliver Osler, Hoskin & Harcourt LLP 1000 rue De La Gauchetière Ouest, Suite 2100 Montréal, Québec H3B 4W5 (514) 904-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement (the “Registration Statement”) on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the offer and issuance of common shares, no par value (the “Common Shares”) of Acasti Pharma Inc. (the “Registrant,” or the “Company”) to certain directors, employees and consultants of the Company and/or its subsidiaries under the Company’s Stock Option Plan, as amended (and as it may be amended from time to time, the “Stock Option Plan”) and the Company's Equity Incentive Plan (as it may be amended from time to time, the “Equity Incentive Plan,” and together with the Stock Option Plan, the “Plans”).

Pursuant to Part I of Form S-8, the information specified under Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the respective Plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, when taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this registration statement as of their respective dates:

(a)
the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2023, filed with the Commission on June 23, 2023;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Commission on August 11, 2023;

(c) the Registrant’s Current Reports on Form 8-K as filed with the Commission on April 5, 2023, May 11, 2023, July 5, 2023, July 7, 2023 and July 24, 2023, to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

(d) the description of Acasti common shares set forth the Registrant’s registration statement on Form F-1 (File No. 333-220755) filed with the SEC on September 29, 2017 and declared effective on December 19, 2017 and Registrant’s Form 8-A filed with the SEC on January 4, 2013, as updated by the description of the Registrant’s common shares filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the Commission on June 21, 2022, including any amendment or report filed for the purpose of updating that description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference

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herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Directors’ and officers’ liability insurance has been purchased for the benefit of the directors and officers of the Registrant, to back up the Registrant’s indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law.

In accordance with the provisions of the Business Corporations Act (Québec), the by-laws of the Registrant also provide that the Registrant will indemnify a director or officer, a former director or officer, or an Individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided however that the Registrant shall not so indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

In addition, the Registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual shall repay the Registrant if the individual does not fulfil the conditions set out in (i) and (ii) above.

If the Registrant becomes liable under the terms of its by-laws, the insurance coverage discussed above will extend to its liability; however, each claim will be subject to a per claim retention of nil to CA$250,000, depending on the nature of the claim.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit
Number	Description of Document
4.1	Articles of Incorporation (incorporated by reference to Exhibit 4.1 from Form S-8 (File No. 333-191383) filed with the Commission on September 25, 2013)

4.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 from Form 8-K (file No. 001-35776) filed with the Commission on August 27, 2021)

4.3

Articles of Amendment of Acasti Pharma Inc., filed with the Registraire des entreprises du Québec on July 4, 2023 (English translation) (incorporated by reference to Exhibit 3.1 from Form 8-K (File No. 001-35776) filed with the Commission on July 7, 2023)

4.4	Amended and Restated General By-Law (incorporated by reference to Exhibit 3.4 from Form 10-Q (File No. 001- 35776) filed with the Commission on August 11, 2023)

4.5	Advance Notice bylaw No. 2013-1 (incorporated by reference to Exhibit 4.3 from Form S-8 (File No. 333-191383) filed with the Commission on September 25, 2013)

4.6	Specimen Certificate for Common Shares of Acasti Pharma Inc. (incorporated by reference to Exhibit 2.1 from Form 20-F (File No. 001- 35776) filed with the Commission on June 6, 2014)

4.7	Acasti Pharma Inc., Equity Incentive Plan, as amended August 4, 2022 (incorporated by reference from Schedule B to proxy statement filed with the Commission on August 31, 2022)

4.8	Acasti Pharma Inc., Stock Option Plan, as amended August 4, 2022 (incorporated by reference from Schedule A to proxy statement filed with the Commission on August 31, 2022)

4.9

Form of Stock Option Agreement for Employees under the Acasti Pharma Inc. Stock Option Plan (incorporated by reference to Exhibit 10.1 from Form 10-Q (File No. 001- 35776) filed with the Commission on August 11, 2023)

4.10

Form of Stock Option Agreement for Non-Employee Directors under the Acasti Pharma Inc. Stock Option Plan (incorporated by reference to Exhibit 10.2 from Form 10-Q (File No. 001- 35776) filed with the Commission on August 11, 2023)

5.1*	Opinion of Osler, Hoskin & Harcourt LLP

23.1*	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of KPMG LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24*	Power of Attorney (included on signature page)

107*	Filing Fee Table

* Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laval, Québec, Canada, on this 25th day of August, 2023.

ACASTI PHARMA INC.

By:	/s/ Prashant Kohli
Name:	Prashant Kohli
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Prashant Kohli the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorney-in-fact and agent may deem necessary or advisable, to enable Acasti Pharma Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Prashant Kohli	Chief Executive Officer	August 25, 2023
Prashant Kohli	(Principal Executive Officer)

/s/ Brian Ford	Chief Financial Officer	August 25, 2023
Brian Ford	(Principal Financial and Principal Accounting Officer)

/s/ Vimal Kavuru	Chair of the Board and Director	August 25, 2023
Vimal Kavuru

/s/ Donald Olds	Director	August 25, 2023
Donald Olds

/s/ Michael L. Derby	Director	August 25, 2023
Michael L. Derby

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